PROXY STATEMENT OF

                            MICROPAC INDUSTRIES, INC.
                             905 East Walnut Street
                              Garland, Texas 75040

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held AT 11:00 A.M., LOCAL TIME ON
                                February 27, 2003



Dear Stockholder:

         You are invited to attend the Annual Meeting of stockholders of Micropac Industries, Inc., to be held at the Garland Performing Arts Center, 300
N. Fifth St., Garland, Texas at 11:00 a.m. on February 27, 2003 for the following purposes:

                  To elect four directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

                  To transact such other business that may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on January 31, 2003, as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

         MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN PROXIES.

                                    By Order of the Board of Directors


                                    JAMES K. MURPHEY, Secretary



DATED:   February 1, 2003

                            MICROPAC INDUSTRIES, INC.
                             905 EAST WALNUT STREET
                              GARLAND, TEXAS 75040

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 27, 2003


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Micropac Industries, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders that will be held on February 27, 2003, at the time and place and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to stockholders on or about February 7, 2003.

         The Company's Annual Report to Stockholders for the fiscal year ended November 30, 2002, is enclosed.

         The Board of Directors does not intend to bring any matter before the meeting except those specifically indicated in the foregoing notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote, or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election as directors of the Company of the four persons named in the section captioned "Election of Directors".

         Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Only holders of record of common stock at the close of business on January 31, 2003 are entitled to notice of and to vote at the meeting. On that date there were 3,127,151 shares of common stock outstanding, each of which is entitled to one vote in person or by proxy on all matters properly brought before the meeting. Cumulative voting of shares in the election of directors is prohibited.

         The presence, in person or by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Other matters, if any, to be voted on at the meeting require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

                            MICROPAC INDUSTRIES, INC.
             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

Name and Address                             Number of Shares       Percent
of Beneficial Owner                         Beneficially Owned    of Class(1)
-------------------                         ------------------    -----------
Heinz-Werner Hempel (2)(3)                      1,952,577            62.4%
Hanseatische Waren-Gesellschaft
         MBH & Co., KG
Am Wall 127
28195 Bremen 1 Germany

Nicholas Nadolsky (4)                             548,836            17.6 %
1322 Briar Hollow
Garland, Texas 75043

H. Kent Hearn (3)                                   3,500          Less than .1%
1409 Briar Hollow
Garland, Texas 75043

James K. Murphey (3)                                 -0-               -
2290 One Galleria Tower
13355 Noel Road, L.B.75
Dallas, Texas 75240

Ms. Connie Wood (3)                                 6,000          Less than .2%
106 Cedarview
Rockwall, Texas 75087

All officers and directors                      2,510,913            80.3%
  as a group (4 Persons)
-----------------------

(1) Calculated on the basis of the 3,127,151 outstanding shares. There are no options, warrants, or convertible securities outstanding.

(2) The Company and Mr. Heinz-Werner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel's stock and allows Mr. Hempel to participate in any sale of stock by the Company.

(3) A director of the Company. Each incumbent director has been nominated for reelection at the Annual Meeting.

(4)      Mr. Nadolsky began a medical leave of absence on May 1, 2002.


                              ELECTION OF DIRECTORS


         The Board of Directors has determined that the Board should be composed of four directors and four directors are to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Proxies solicited hereby will be voted FOR the election of the four nominees named below unless authority is withheld by the stockholder. Messrs. Hearn, Hempel, Murphey and Ms. Wood are currently directors of the Company.

                                 Position(s) With
Name                    Age        the Company                    Director Since
----                    ---      ----------------                 --------------

H. Kent Hearn           67       Director and Member of           February 1983
                                 Audit Committee

Heinz-Werner Hempel     74       Director and Member of           February 1997
                                 Audit Committee

James K. Murphey        60       Director and Member of           March 1990
                                 Audit Committee

Connie Wood             63       Director, CEO, President and     February 2002
                                 Member of Audit Committee

         Mr. Hearn is currently employed as a stockbroker by Milkie/Ferguson Investments, Inc. Mr. Hearn was formerly employed by Harris Securities, Dallas, Texas.

         Mr.   Hempel   is  the  Chief   Operating   Officer   of   Hanseatische
Waren-Gesellschaft MBH & Co, KG, Bremen Germany.

         Mr. Murphey is an attorney and member of the law firm Glast, Phillips & Murray, P.C. in Dallas, Texas. Glast, Phillips & Murray, P.C. serves as legal counsel to the Company. During the Company's latest fiscal year, the Company paid Glast, Phillips & Murray, P.C. $61,448.00 for legal services rendered. Prior to 2001, Mr. Murphey was a member of the law firm of Secore & Waller, L.L.P. in Dallas, Texas.

         Ms. Wood is the Chief Executive Officer and President of the Company. Ms. Wood was elected as Chief Executive Officer in May 2002. Prior to May 2002, Ms. Wood was President and Chief Operating Officer of the Company.

         The Board of Directors held four (4) board meetings during the year ended November 2002. Directors receive a fee of $500.00 for each meeting. Mr. Nadolsky received fees of $1,500 and Ms. Wood received fees of $1,500 in 2002, which amount is included in the "Other Compensations" column. Mr. Hearn and Mr. Murphey attended all of the meetings. Ms. Wood and Mr. Nadolsky attended three of the meetings. Mr. Hempel attended two of the meetings.



         The audit Committee held two (2) meetings during the year ended November 30, 2002. Members of the Audit Committee received a fee of $500.00 for each meeting. Mrs. Wood received Audit Committee fees of $1000.00 and Mr.
Nadolsky received Audit Committee fees of $500.00. All the Audit Committee attended both meetings other than Mr. Hempel, who attended one meeting.


                    MANAGEMENT REMUNERATION AND TRANSACTIONS

Remuneration
------------

         The following table shows as of November 30, 2002, all cash compensation paid to, or accrued and vested for the account of Mr. Nicholas Nadolsky, Chairman of the Board and Chief Executive Officer through April 30, 2002, and Ms. Connie Wood, President and Chief Executive Officer.

                               Annual Compensation
                               -------------------

Name and                    Annual                             Other       All Other
Principal Position           Year     Salary         Bonus     Comp.     Compensation

Nicholas Nadolsky,           2002     $347,919.40     -0-      $2,000      $34,400.00
Chairman of the Board        2001     $340,695.96     -0-      $2,000      $44,184.37
and Chief Executive          2000     $325,651.30     -0-      $2,000      $20,823.34
Officer (1)


Connie Wood,                 2002     $153,461.66     -0-      $2,500      $12,479.26
President and                2001     $146,423.04     -0-                  $12,839.70
Chief Executive Officer      2000     $134,903.80     -0-                  $10,768.82


________________________________________________________________________________
(1) Mr. Nadolsky has been employed as the Chairman of the Board and Chief Executive Officer since May 1974 pursuant to employment agreements which have been periodically amended and renewed. The present employment agreement provides that if Mr. Nadolsky's becomes disabled, the Company will continue to pay his salary for a one (1) year period. Effective May 1, 2002, Mr. Nadolsky began a medical leave of absence.

(2)      Effective  May 1, 2002,  the Company and Connie Wood entered into a two
         (2) year employment agreement at an annual salary of $156,000.

Benefit Plans
-------------

         The Company maintains a Family Medical Reimbursement Plan for the benefit of its executive officers and their dependents. The Plan is funded through a group insurance policy issued by an independent carrier and provides for reimbursement of 100% of all bona fide medical and dental expenses that are not covered by other medical insurance plans. During the fiscal year ended November 30, 2002, Mr. Nadolsky received reimbursements of $8,576.42 and Ms. Wood received $3,363.56, which amounts are included in the "All Other Compensation" columns shown in the preceding remuneration table.

         In July 1984, the Company  adopted a Salary  Reduction Plan pursuant to
Section 401(k) of the Internal Revenue Code. The Plan's benefits are available to all Company employees who are at least 18 years of age and have completed at least six months of service to the Company as of the beginning of a Plan year. Plan participants may elect to defer up to 15% of their total compensation as their contributions, subject to the maximum allowed by the Internal Revenue code 401(k), and the Company matches their contributions up to a maximum of 6% of their total compensation. A participant's benefits vest to the extent of 20% after two years of eligible service and become fully vested at the end of six years.

         During the fiscal year ended November 30, 2002, the Company made contributions to the Plan for Mr. Nadolsky in the amount of $11,000 and for Ms. Wood in the amount of $9,115.70, which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

         Mr. Nadolsky's employment agreement provides that Mr. Nadolsky may elect to carry over any unused vacation time to subsequent periods or elect to be paid for such unused vacation time. In 2002, Mr. Nadolsky elected to be paid for all prior unused vacation time in the amount of $15,823.58 and the amount of such payment is included in the "All Other Compensation" column shown in the preceding remuneration table.

         On January 15, 2001, the Board of Directors adopted the Micropac Industries, Inc. 2001 Employee Stock Option Plan. To date, no options have been granted under the Plan.

Interest In Certain Transactions
--------------------------------

         On January 15, 2001, the Board of Directors, with Mr. Nadolsky abstaining, approved an offer for the Company to purchase 500,000 shares of Mr. Nadolsky's common stock at a cash purchase price of $2.50 per share for a total price of $1,250,000. Mr. Nadolsky accepted this offer and sold 500,000 of his shares on February 5, 2001, for $1,250,000.

         In January 2001, the Board of Directors approved the entering into an agreement under the term of which the Company would, under certain circumstances, agree to purchase Mr. Nadolsky's remaining shares of common stock if Mr. Nadolsky or his heirs elect to sell such shares to the Company. The circumstances obligating the Company to purchase such shares are Mr. Nadolsky's termination of employment or his death or disability. Mr. Nadolsky's employment with the Company will cease on April 30, 2003.

         Since 1980, the Company has leased a 4,800 square-foot building from Mr. Nadolsky which is used primarily for manufacturing. The lease originally provided for a monthly rental of $1,900 (an amount based upon a January 1984, independent appraisal of the building's value) and was to have expired on January 1, 1987. Since 1987, the Company has extended the term of this lease from time to time. The last renewal of the lease was on July 1, 1999 for a five
(5) year period. The rental paid to Mr. Nadolsky pursuant to this lease was $37,691.72 for the fiscal year ended November 30, 2002.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG LLP was selected as the independent accountants in 2002 and has been responsible for the Company's financial audit for the fiscal year ended November 30, 2002.

         Management anticipates that a representative from KPMG LLP will be present at the Annual Meeting to be given the opportunity to make a statement if he desires to do so. It is also anticipated that such representative will be available to respond to appropriate questions from stockholders.


                                   AUDIT FEES

         KPMG LLP fee for professional services for the audit of the Company's financial statements for 2002 and the review of the interim financial statements included in the Quarterly Reports is $65,000.

         In addition to the audit fees, KPMG LLP fee for tax advisory and 2002 tax return preparation services will be $27,000.



                     REVIEW OF AUDITED FINANCIAL STATEMENTS

         The Board of Directors does not have nominating or compensation committee or committees performing similar functions. The Board of Directors formed an audit committee on May 13, 2002. The initial members of the Audit Committee are the members of the Board of Directors.

         The Board of Directors has discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Directors have considered and reviewed with the independent auditors their audit plans, the scope of the audit, the identification of audit risks.

         The Board of Directors has reviewed the Company's audited financial statements for the fiscal year ended November 30, 2002, and discussed them with management and the Company's independent auditors. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. Based on this and discussions with management and the independent auditors, the Board of Directors has recommended that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended November 30, 2002, for filing with the Securities and Exchange Commission. It is not the duty of the Directors to plan or conduct audits, to determine that Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to management and Company's independent auditors. In giving its recommendations, the Directors considered
(a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of the Company's independent auditors with respect to such financial statements.


         The Board of Directors has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committee," as amended to date, and has discussed with the independent accountants their independence from management.




                         COST OF SOLICITATION OF PROXIES

         The Company will bear the costs of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and all charges to brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.



                             STOCKHOLDERS PROPOSALS

         Any stockholder proposing to have any appropriate matter brought before the next Annual Meeting of Stockholders scheduled for February 2004 must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposal should be sent to Mr. Dave Hendon, P. 0. Box 469017, Garland, Texas 75046, no later than November 1, 2003.